                                                                    EXHIBIT 12.1



                       AKI HOLDING CORP. AND SUBSIDIARIES


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)





                                           PREDECESSOR                              HOLDING
                            ------------------------------------------   -----------------------------
                                                                                            PRO FORMA
                                                                                          ------------
                             FISCAL YEAR ENDED JUNE         JULY 1,       DECEMBER 16,     FISCAL YEAR
                                       30,                  1997 TO          1997 TO          ENDED
                            -------------------------    DECEMBER 15,       JUNE 30,        JUNE 30,
                                1996          1997           1997             1998            1998
                            -----------   -----------   --------------   --------------   ------------
Income (loss) before
 income taxes ...........       4,279         7,117         3,234            (7,545)         (3,620)
Add:
Interest on all
 indebtedness which
 includes amortization
 of deferred financing
 costs ..................       6,762         6,203         2,646            11,327          16,730
                                -----         -----         -----            ------          ------
Earnings available for
 fixed charges ..........      11,041        13,320         5,880             3,782          13,110
Fixed charges ...........       6,762         6,203         2,646            11,327          16,730
                               ------        ------         -----            ------          ------
 Ratio of earnings to
  fixed charges .........          1.6           2.1           2.2               --              --



Earnings were not sufficient to cover fixed charges by $7,545 and $3,620 for the period from December 16, 1997 to June 30, 1998 and the pro forma fiscal year ended June 30, 1998, respectively.